UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2007

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Appointment of Certain Officers.

On September 7, 2007, Pharmacopeia, Inc. (the “Company”) announced that Eric J. Liebler, age 43, has been appointed to the office of Executive Vice President, Corporate Development, and S. David Kimball, Ph.D., age 57, has been appointed to the office of Senior Vice President, Chemistry and Preclinical Chemical Development.

In connection with the appointment of Mr. Liebler, the Company entered into a letter agreement dated September 5, 2007 with Mr. Liebler.  Under this letter agreement, Mr. Liebler agreed to assume the position of Executive Vice President, Corporate Development of the Company.  Mr. Liebler is entitled to an annual base salary of $275,000, subject to adjustment after 2007.  Mr. Liebler also is eligible to earn a bonus equal to 35% of his base salary upon achievement of individual and corporate objectives.  Upon commencement of his new position, Mr. Liebler will be granted options to purchase 150,000 shares of Company common stock.  These options will be incentive stock options to the extent permitted by applicable law and will vest 25% after one year and monthly thereafter for the following 36 months.  All of such options granted to Mr. Liebler will vest upon a change in control of the Company as described below.

The Company also entered into a severance agreement dated September 6, 2007 with Mr. Liebler.  In the event Mr. Liebler’s employment with the Company is terminated without “cause” (as defined in the severance agreement) or Mr. Liebler terminates his employment for “good reason” (as defined in the severance agreement), then Mr. Liebler is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) within 30 days after the termination date, a lump sum payment of twelve (12) months’ base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of twelve (12) months following the termination date or until Mr. Liebler has obtained comparable medical coverage, and (4) exercise all vested options or other incentive securities pursuant to the terms of the option agreements under which granted.  Mr. Liebler must execute a release to receive payments and other benefits under the severance agreement.  During his employment and for a one year period after termination, Mr. Liebler may not compete with the Company, solicit or divert any business or any customer from the Company, cause any person to not do business with the Company or solicit for employment a current employee or consultant of the Company.  In the event of termination due to disability, Mr. Liebler will receive only those benefits provided under the Company’s Long Term Disability Plan and his stock options will be treated under the Disability section of the applicable plans under which they were granted.  If Mr. Liebler’s employment with the Company is terminated by the Company without “cause” or by Mr. Liebler for “good reason” at any time during the period commencing two (2) months before and ending twelve (12) months after a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum payment of eighteen (18) months’ base salary in effect on the termination date, (3) a lump sum payment of one hundred and fifty percent (150%) of his target incentive bonus, (4) group medical continuation coverage until the earlier of eighteen (18) months after his termination date or the date Mr. Liebler obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities will vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Mr. Liebler had been employed by Questor Pharmaceuticals, Inc. as Senior Vice President, Strategic Planning and Communications since October 2006 and was previously employed as its Vice President, Corporate Planning and Communications from August 2006 to October 2006.  Since November 2005, Mr. Liebler also served as principal of Nisola LLC, a consulting firm he founded that provides management and other services to biotechnology and pharmaceutical companies.  From December 2002 to October 2005, Mr. Liebler served as Vice President, Business Development of Enzon Pharmaceuticals, Inc.  Prior to that, from 1991 to 2002, Mr. Liebler served in positions of increasing responsibility with Elan Corporation and two of its portfolio companies, Amarin Pharmaceuticals and Athena Neurosciences.  Mr. Liebler has a B.A. from Tufts University.  He currently serves as Vice Chairman of the Board of Trustees of the American Academy of Neurology Foundation.

In connection with the appointment of Dr. Kimball, the Company entered into a letter agreement dated August 30, 2007 with Dr. Kimball.  Under this letter agreement, Dr. Kimball agreed to assume the position of Senior Vice President, Chemistry and Preclinical Chemical Development of the Company.  Dr. Kimball is entitled to an annual base salary of $250,000, subject to adjustment after 2007.  Dr. Kimball also is eligible to earn a bonus equal to 25% of his base salary upon achievement of individual and corporate objectives.  In addition, the Company will pay Dr. Kimball a one-time bonus of $35,000 upon commencement of his employment.  Upon commencement of his new position, Dr. Kimball will be granted options to purchase an aggregate 150,000 shares of Company common stock.  These options will be nonqualified stock options.  An option to purchase 100,000 of such shares of Company common stock will vest 25% after one year and monthly thereafter for the following 36 months.  An option to purchase 50,000 of such shares of Company common stock will vest in two 25,000 share tranches upon the achievement, if any, of certain enumerated objective performance criteria.  Both of such options granted to Dr. Kimball will vest upon a change in control of the Company as described below.

The Company also entered into a severance agreement dated August 31, 2007 with Dr. Kimball.  In the event Dr. Kimball’s employment with the Company is terminated without “cause” (as defined in the severance agreement) or Dr. Kimball terminates his employment for “good reason” (as defined in the severance agreement), then Dr. Kimball is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) within 30 days after the termination date, a lump sum payment of nine (9) months’ base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of nine (9) months following the termination date or until Dr. Kimball has obtained comparable medical coverage, and (4) exercise all vested options or other incentive securities pursuant to the terms of the option agreements under which granted.  Dr. Kimball must execute a release to receive payments and other benefits under the severance agreement.  During his employment and for a one year period after termination, Dr. Kimball may not compete with the Company, solicit or divert any business or any customer from the Company, cause any person to not do business with the Company or solicit for employment a current employee or consultant of the Company.  In the event of termination due to disability, Dr. Kimball will receive only those benefits provided under the Company’s Long Term Disability

Plan and his stock options will be treated under the Disability section of the applicable plans under which they were granted.  If Dr. Kimball’s employment with the Company is terminated by the Company without “cause” or by Dr. Kimball for “good reason” at any time during the period commencing two (2) months before and ending twelve (12) months after a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum payment of twelve (12) months’ base salary in effect on the termination date, (3) a lump sum payment of one hundred percent (100%) of his target incentive bonus, (4) group medical continuation coverage until the earlier of twelve (12) months after his termination date or the date Dr. Kimball obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities will vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Dr. Kimball had been employed by Lexicon Pharmaceuticals since 2001, serving as Vice President, Medicinal Chemistry since September 2002.  Prior to joining Lexicon, Dr. Kimball was employed by Bristol-Myers Squibb Pharmaceutical Research Institute from 1982 to 2001, where he served in a variety of positions in the departments of Cardiovascular Chemistry and Oncology.  Dr. Kimball has a Ph.D. in Organic Chemistry/Chemical Biology from the State University of New York at Stony Brook.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number

	10.1	Letter Agreement, effective September 6, 2007, between Pharmacopeia, Inc. and Eric J. Liebler

	10.2	Severance Agreement, dated September 6, 2007, between Pharmacopeia, Inc. and Eric J. Liebler

	10.3	Letter Agreement, effective August 31, 2007, between Pharmacopeia, Inc. and S. David Kimball, Ph.D.

	10.4	Severance Agreement, dated August 31, 2007, between Pharmacopeia, Inc. and S. David Kimball, Ph.D.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ BRIAN M. POSNER

Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date: September 7, 2007